Exhibit 2

BYLAWS

OF

WANGER ADVISORS TRUST

(as amended through June 10, 2020)

Section 1. Agreement and Declaration of Trust and Principal Office

1.1     Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Wanger Advisors Trust, a Massachusetts business trust established by the Declaration of Trust (the “Trust”).

1.2     Principal Office of the Trust. The principal office of the Trust shall be located at 71 S. Wacker Drive, Suite 2500, Chicago, Illinois 60606, or such other location in Chicago, Illinois as shall be determined from time to time by the officers of the Trust.

Section 2. Shareholders

2.1     Shareholder Meetings. The Trust will not hold annual meetings of shareholders. A special meeting of the shareholders of the Trust or of any one or more series or classes of shares may be called at any time by the Trustees, by the chairman, the president or, if the Trustees, the chairman and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or 10% of the outstanding shares of any series or class, if shareholders of such series or class are entitled under the Declaration of Trust to vote by individual series or class at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series or classes of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.2     Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the president of the Trust.

2.3     Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given or caused to be given by the Trustees at least fifteen days before the meeting to each shareholder entitled to vote at such meeting by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. A certificate or affidavit by the secretary or assistant secretary or officer shall be prima facie evidence of the giving of any notice required by the Declaration of Trust. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting or if the shareholder attends the meeting without protesting prior thereto or at its commencement the lack of notice to such shareholder.

2.4    Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.5     Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Section 3. Trustees

3.1     Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. Any such committee shall keep regular minutes of its proceedings and report the same to the Board of Trustees. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board, if any, shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board, if any, shall hold office for the lifetime of the Trust and until his or her successor is appointed by the Trustees and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

3.2     Chairman and Vice-Chairman. The Trustees may elect a chairman and a vice-chairman, who shall be trustees of the Trust but need not be shareholders. The chairman shall preside at all meetings of the shareholders and of the Trustees and in the chairman’s absence, the vice-chairman shall so preside. The chairman and the vice-chairman shall hold their respective positions at the pleasure of the Trustees. Neither the chairman nor the vice-chairman shall, by reason of holding such position, be or be deemed to be officers of the Trust. In addition, a trustee serving as chairman or vice-chairman shall have no greater liability, nor be held to any higher standard or duty, than that to which he or she would be subject if not serving as chairman or vice-chairman.

3.3     Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.4     Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting; when called by the chairman, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.5     Notice. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.6     Quorum. At any meeting of the Trustees, one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.7    Eligibility to Serve. No person shall be appointed to serve as a Trustee after attaining the age of 75 years. Any Trustee shall retire as a Trustee as of the end of the calendar year in which the Trustee attains the age of 75 years, except that upon the vote of a majority of the Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940 Act, as amended, the term of a Trustee may be extended past the end of the calendar year in which he attains the age of 75.

3.8    Emeritus Trustees. The Trustees may from time to time designate one or more former Trustees of the Trust as “Emeritus” Trustee for the limited purpose of providing advice and counsel to the Trustees in connection with the Trustees’ management of the business and officers of the Trust. Emeritus Trustees shall have no power to act on behalf of the Trust and shall not be entitled to vote on any matter that comes before the Trustees. Section 3.7 hereof shall not be applicable to an Emeritus Trustee.

Section 4. Officers and Agents

4.1     Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person, except that any person holding the office of President shall not hold the office of Vice President.

4.2     Powers. Subject to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust’s investment adviser in accordance with the policies and objectives of the Trust set forth in its registration statement and with such general or specific instructions as the Trustees may from time to time have issued.

4.3     Election. The president, the treasurer and the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time.

4.4     Tenure. The president, the treasurer and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5     President. The president shall be the chief executive officer of the Trust, and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. In the absence of the chairman and the vice-chairman, or in the event of the inability or refusal to act of both of them, the president shall preside at meetings of the Trustees or shareholders.

4.6     Vice Presidents. In the absence of the president, or in the event of the president’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of the president. Any vice president shall have such other duties and powers as shall be designated from time to time by the Trustees or the president.

4.7     Treasurer. The treasurer shall be the chief financial and accounting officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers, its books of account and accounting records, and the preparation of its financial statements, and shall have such duties and powers as shall be designated from time to time by the Trustees or the president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

4.8     Secretary. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid books.

Section 5. Resignations and Removals

Any Trustee, chairman, vice-chairman, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer or advisory board member elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, chairman, vice-chairman, officer, or advisory board member resigning, and no officer, chair, vice-chairman, or advisory board member removed, shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 6. Vacancies

A vacancy in any office may be filled at any time by the Board of Trustees. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

Section 7. Shares of Beneficial Interest

7.1    Share Certificates. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of whole shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the chairman, the president or a vice president and by the Treasurer or secretary. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

7.2     Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3     Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

Section 8. Record Date and Closing Transfer Books

The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

Section 9. Seal

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 10. Execution of Papers

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

Section 11. Fiscal Year

Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on December 31.

Section 12. Amendments

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Section 13. Forum Selection

The state and federal courts sitting within the Commonwealth of Massachusetts shall be the sole and exclusive forums for any shareholder (including a beneficial owner of shares) to bring (i) any action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer or employee, if any, of the Trust to the Trust or the Trust’s shareholders, (iii) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, arising pursuant to any provision of the Massachusetts Business Corporation Act, Massachusetts Uniform Trust Code or the Trust’s Trust Instrument or bylaw; or (iv) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, governed by the internal affairs doctrine. If any provision or provisions of this Section 13 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 13 (including, without limitation, each portion of any sentence of this Section 13 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities and circumstances, shall not in any way be affected or impaired thereby.

Section 14. Claims

As used herein, a “direct” shareholder claim shall refer to: (i) a claim based upon alleged violations of a shareholder’s individual rights independent of any harm to the Trust, including a shareholder’s voting rights under the Declaration of Trust, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any other claim asserted by a shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative” claim as used herein.

14.1    Derivative Claims. No shareholder shall have the right to bring or maintain any court action or other proceeding asserting a derivative claim or any claim asserted on behalf of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the shareholder makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or series or class of shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be binding upon the shareholders.

14.2    Direct Claims. No shareholder shall have the right to bring or maintain a court action or other proceeding asserting a direct claim against the Trust, the Trustees or officers predicated upon an express or implied right of action under the Declaration of Trust or the U.S. federal securities laws (excepting direct shareholder actions expressly provided by the U.S. federal securities laws), unless the shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be binding upon the shareholder seeking authorization.